Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 58, National Trust 343 (Intermediate/Long Series), Florida Trust 123 and New Jersey Trust 164:

We consent to the use of our report dated January 21, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
January 21, 2003